MOVE IT BOAT & RV ST
MOVE IT
STORAGE
NORTHWEST
SELF
STORAGE
STORAGE

NATIONAL STORAGE
AFFILIATES

2024

FIRST QUARTER EARNINGS RELEASE

& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

19	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

20	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

21	Schedule 9 - Selected Financial Information

22	Glossary

May 1, 2024
National Storage Affiliates Trust Reports First Quarter 2024 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2024 results.
First Quarter 2024 Highlights
•Reported net income of $95.1 million for the first quarter of 2024, an increase of 135.4% compared to the first quarter of 2023. Reported diluted earnings per share of $0.65 for the first quarter of 2024 compared to $0.24 for the first quarter of 2023.
•Reported core funds from operations ("Core FFO") of $72.4 million, or $0.60 per share for the first quarter of 2024, a decrease of 9.1% per share compared to the first quarter of 2023.
•Reported a decrease in same store net operating income ("NOI") of 3.7% for the first quarter of 2024 compared to the same period in 2023, driven by a 1.5% decrease in same store total revenues and an increase of 4.5% in same store property operating expenses.
•Reported same store period-end occupancy of 85.9% as of March 31, 2024, a decrease of 350 basis points compared to March 31, 2023.
•Repurchased 5,491,925 of the Company's common shares for approximately $203.5 million under the previously announced share repurchase program.
•As previously announced, entered into a new joint venture (the "2024 Joint Venture") agreement between a subsidiary of NSA (the "2024 JV NSA Member") and a subsidiary of Heitman Capital Management LLC (the "2024 JV Investor" and together with the 2024 JV NSA Member, the "2024 JV Members"), with NSA as a 25% owner and the 2024 JV Investor as a 75% owner. NSA contributed 56 wholly-owned properties for approximately $346.5 million to the 2024 Joint Venture. A subsidiary of NSA serves as the manager of the 2024 Joint Venture.
•Completed the sale of 71 wholly-owned self storage properties for approximately $540.0 million pursuant to a previously announced agreement entered into during the fourth quarter of 2023. 32 of the properties were sold in December 2023, while the remaining 39 properties were sold during the first quarter of 2024.
•As previously announced, repaid $130.0 million of Term Loan Tranche B. After this repayment and taking into account the Company's interest rate swaps, the Company has no variable rate debt exposure other than the revolving line of credit.
Highlights Subsequent to Quarter-End
•Through April 29, 2024, repurchased an additional 1,908,397 of the Company's common shares for approximately $71.6 million under the previously announced share repurchase program.

David Cramer, President and Chief Executive Officer, commented, “We completed a handful of strategic milestones during the first quarter, which places NSA in a position to thrive as business fundamentals and capital markets improve. We’re excited about the medium- and long-term outlook for both NSA and the self storage sector in general.”
Mr. Cramer further commented, “Our team performed well in what remains a challenging operating environment characterized by continued pressure on street rates and significant competition to attract new customers. Rental volume and occupancy are increasing from the seasonal trough in February, but the next few months will be key determinants of full-year performance.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2024	2023	Growth
Net income	$95,088	$40,392	135.4%

Funds From Operations ("FFO")(1)	$71,896	$84,266	(14.7)%
Add back acquisition costs	507	844	(39.9)%
Add loss on early extinguishment of debt	—	758	—%
Core FFO(1)	$72,403	$85,868	(15.7)%

Earnings per share - basic	$0.67	$0.28	139.3%
Earnings per share - diluted	$0.65	$0.24	170.8%

FFO per share and unit(1)	$0.60	$0.64	(6.3)%
Core FFO per share and unit(1)	$0.60	$0.66	(9.1)%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $54.7 million for the first quarter of 2024 as compared to the same period in 2023. The increase resulted primarily from the gain on the sales of 39 self storage properties to a third party and 56 self storage properties contributed to the 2024 Joint Venture during the first quarter of 2024.
The decrease in FFO and Core FFO for the first quarter of 2024 was primarily due to a decrease in NOI, primarily driven by the sales of (i) 32 self storage properties to a third party in December 2023, (ii) 39 self storage properties to a third party in the first quarter of 2024, and (iii) 56 self storage properties contributed to the 2024 Joint Venture in the first quarter of 2024, and a decrease in same store NOI. The decrease in FFO and Core FFO per share and unit was largely driven by a decrease in same store NOI, an increase in general and administrative expenses, and a decrease in NSA's share of FFO from its unconsolidated real estate ventures.
Same Store Operating Results (776 Stores)

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2024	2023	Growth
Total revenues	$173,871	$176,528	(1.5)%
Property operating expenses	49,655	47,530	4.5%
Net Operating Income (NOI)	$124,216	$128,998	(3.7)%
NOI Margin	71.4%	73.1%	(1.7)%

Average Occupancy	85.6%	89.4%	(3.8)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.80	$15.43	2.4%

Year-over-year same store total revenues decreased 1.5% for the first quarter of 2024 as compared to the same period in 2023. The decrease was driven primarily by a 380 basis point decrease in average occupancy, partially offset by a 2.4% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth for the first quarter of 2024 include: Oklahoma City, San Juan and Tulsa. Markets which generated below portfolio average same store total revenue growth for the first quarter of 2024 include: Portland, Riverside and Phoenix.
Year-over-year same store property operating expenses increased 4.5% for the first quarter of 2024. The increase primarily resulted from increases in insurance and marketing expenses.

Disposition and Investment Activity
During the first quarter, NSA sold 39 self storage properties, consisting of approximately 2.4 million rentable square feet configured in approximately 18,000 storage units for approximately $265.1 million. The 39 self storage properties were part of an agreement to sell 71 wholly-owned self storage properties, 32 of which were sold in December 2023.
During the first quarter, NSA formed the 2024 Joint Venture with the 2024 JV Investor. On February 13, 2024, NSA contributed to the 2024 Joint Venture 56 self storage properties located across seven states, consisting of approximately 3.2 million rentable square feet configured in over 24,000 storage units for approximately $346.5 million. The 2024 Joint Venture was capitalized with approximately $140.8 million in equity (approximately $35.2 million from NSA in exchange for a 25% ownership interest and approximately $105.6 million from the 2024 JV Investor in exchange for a 75% ownership interest) and proceeds from a $210.0 million interest-only secured debt financing with an interest rate of 6.05% per annum and a term of five years. All of the properties in the 2024 Joint Venture continue to be operated by NSA's management platform.
Balance Sheet
During the first quarter, NSA repurchased 5,491,925 of the Company's common shares for approximately $203.5 million under the previously announced share repurchase program. As of April 29, 2024, NSA has repurchased the remaining $71.6 million of the total $275.0 million authorized under the program.
During the first quarter, NSA repaid $130.0 million of Term loan Tranche B, reducing the outstanding balance on the term loan to $145.0 million. After this repayment and taking into account NSA's interest rate swaps, NSA has no variable rate debt other than the revolving line of credit. As of April 29, 2024, NSA has approximately $736.6 million of capacity remaining on its revolving line of credit.
Common Share Dividends
On February 15, 2024, NSA's Board of Trustees declared a quarterly cash dividend of $0.56 per common share, representing a 1.8% increase from the first quarter 2023. The first quarter 2024 dividend was paid on March 29, 2024 to shareholders of record as of March 15, 2024.

2024 Guidance
NSA reaffirms its previously provided Core FFO guidance estimates and related assumptions for the year ended December 31, 2024:

	Current Ranges for Full Year 2024		Actual Results for Full Year 2023
	Low	High
Core FFO per share(1)	$2.40	$2.56	$2.69

Same store operations(2)
Total revenue growth	(4.0)%	0.0%	2.4%
Property operating expenses growth	3.0%	5.0%	4.7%
NOI growth	(6.0)%	(2.0)%	1.6%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$54.5	$56.5	$52.6
Equity-based compensation, in millions	$7.25	$7.75	$6.7

Management fees and other revenue, in millions	$32.0	$34.0	$34.4
Core FFO from unconsolidated real estate ventures, in millions	$23.5	$25.5	$24.6

Subordinated performance unit distributions, in millions	$40.0	$44.0	$49.0

Acquisitions of self storage properties, in millions	$100.0	$300.0	$229.5

	Current Ranges for Full Year 2024
	Low	High
Earnings per share - diluted	$1.31	$1.48
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.05	(0.01)
Add real estate depreciation and amortization	1.57	1.66
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.11	0.09
Add NSA's share of FFO of unconsolidated real estate ventures	0.20	0.22
FFO attributable to subordinated unitholders	(0.34)	(0.38)
Less gain on sale of self storage properties	(0.51)	(0.51)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01
Core FFO per share and unit	$2.40	$2.56

(1) The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2) 2024 guidance reflects NSA's 2024 same store pool comprising 776 stores. 2023 actual results reflect NSA's 2023 same store pool comprising 724 stores.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 1, 2024.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Thursday, May 2, 2024 to discuss its first quarter 2024 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, May 2, 2024, 1:00 pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in Nareit REITweek: 2024 Investor Conference on June 4 - 6, 2024 in New York, New York.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of March 31, 2024, the Company held ownership interests in and operated 1,050 self storage properties located in 42 states and Puerto Rico with approximately 68.7 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; and the Company's guidance estimates for the year ended December 31, 2024. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
REVENUE
Rental revenue	$180,382	$194,129
Other property-related revenue	6,692	6,807
Management fees and other revenue	9,074	7,057
Total revenue	196,148	207,993
OPERATING EXPENSES
Property operating expenses	54,694	56,483
General and administrative expenses	15,674	14,821
Depreciation and amortization	47,331	55,458
Other	3,492	1,173
Total operating expenses	121,191	127,935
OTHER INCOME (EXPENSE)
Interest expense	(38,117)	(37,948)
Loss on early extinguishment of debt	—	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(1,630)	1,678
Acquisition costs	(507)	(844)
Non-operating income (expense)	98	(598)
Gain on sale of self storage properties	61,173	—
Other income (expense), net	21,017	(38,470)
Income before income taxes	95,974	41,588
Income tax expense	(886)	(1,196)
Net income	95,088	40,392
Net income attributable to noncontrolling interests	(36,061)	(11,433)
Net income attributable to National Storage Affiliates Trust	59,027	28,959
Distributions to preferred shareholders	(5,110)	(3,962)
Net income attributable to common shareholders	$53,917	$24,997

Earnings per share - basic	$0.67	$0.28
Earnings per share - diluted	$0.65	$0.24

Weighted average shares outstanding - basic	80,236	89,499
Weighted average shares outstanding - diluted	138,148	148,622

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Real estate
Self storage properties	$5,797,653	$5,792,174
Less accumulated depreciation	(919,723)	(874,359)
Self storage properties, net	4,877,930	4,917,815
Cash and cash equivalents	64,233	64,980
Restricted cash	24,847	22,713
Debt issuance costs, net	7,731	8,442
Investment in unconsolidated real estate ventures	240,025	211,361
Other assets, net	130,015	134,002
Assets held for sale, net	—	550,199
Operating lease right-of-use assets	22,084	22,299
Total assets	$5,366,865	$5,931,811
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,285,547	$3,658,205
Accounts payable and accrued liabilities	87,875	92,766
Interest rate swap liabilities	—	3,450
Operating lease liabilities	24,009	24,195
Deferred revenue	22,362	27,354
Total liabilities	3,419,793	3,805,970
Equity
Series A Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 9,017,588 issued and outstanding at March 31, 2024 and December 31, 2023, respectively, at liquidation preference	225,439	225,439
Series B Preferred shares of beneficial interest, par value $0.01 per share. 7,000,000 authorized, 5,668,128 and 5,668,128 issued and outstanding at March 31, 2024 and December 31, 2023, respectively, at liquidation preference	115,212	115,212
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 76,873,100 and 82,285,995 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	769	823
Additional paid-in capital	1,347,512	1,509,563
Distributions in excess of earnings	(439,741)	(449,907)
Accumulated other comprehensive income	27,836	21,058
Total shareholders' equity	1,277,027	1,422,188
Noncontrolling interests	670,045	703,653
Total equity	1,947,072	2,125,841
Total liabilities and equity	$5,366,865	$5,931,811

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended March 31,
	2024	2023
Net income	$95,088	$40,392
Add (subtract):
Real estate depreciation and amortization	46,964	55,152
Equity in losses (earnings) of unconsolidated real estate ventures	1,630	(1,678)
Company's share of FFO in unconsolidated real estate ventures	5,685	6,149
Gain on sale of self storage properties	(61,173)	—
Distributions to preferred shareholders and unitholders	(5,568)	(3,962)
FFO attributable to subordinated performance unitholders(1)	(10,730)	(11,787)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	71,896	84,266
Add:
Acquisition costs	507	844
Loss on early extinguishment of debt	—	758
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$72,403	$85,868

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	80,236	89,499
Weighted average restricted common shares outstanding	22	25
Weighted average OP units outstanding	37,633	38,736
Weighted average DownREIT OP unit equivalents outstanding	2,120	2,120
Weighted average LTIP units outstanding	693	551
Total weighted average shares and units outstanding - FFO and Core FFO	120,704	130,931

FFO per share and unit	$0.60	$0.64
Core FFO per share and unit	$0.60	$0.66

(1)	Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2)
NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2024	2023
Earnings per share - diluted	$0.65	$0.24
Impact of the difference in weighted average number of shares(3)	0.10	0.04
Add real estate depreciation and amortization	0.39	0.42
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.01	(0.01)
Add Company's share of FFO in unconsolidated real estate ventures	0.05	0.04
Subtract gain on sale of self storage properties	(0.51)	—
FFO attributable to subordinated performance unitholders	(0.09)	(0.09)
FFO per share and unit	0.60	0.64
Add acquisition costs	—	0.01
Add loss on early extinguishment of debt	—	0.01
Core FFO per share and unit	$0.60	$0.66

(3)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2024	2023
Net income	$95,088	$40,392
(Subtract) add:
Management fees and other revenue	(9,074)	(7,057)
General and administrative expenses	15,674	14,821
Other	3,492	1,173
Depreciation and amortization	47,331	55,458
Interest expense	38,117	37,948
Equity in losses (earnings) of unconsolidated real estate ventures	1,630	(1,678)
Loss on early extinguishment of debt	—	758
Acquisition costs	507	844
Income tax expense	886	1,196
Gain on sale of self storage properties	(61,173)	—
Non-operating (income) expense	(98)	598
Net Operating Income	$132,380	$144,453

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
Net income	$95,088	$40,392
Add (subtract):
Depreciation and amortization	47,331	55,458
Company's share of unconsolidated real estate venture depreciation and amortization	4,552	4,471
Interest expense	38,117	37,948
Income tax expense	886	1,196
Loss on early extinguishment of debt	—	758
EBITDA	185,974	140,223
Add (subtract):
Acquisition costs	507	844
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	2,764	—
Gain on sale of self storage properties	(61,173)	—
Equity-based compensation expense	1,855	1,649
Adjusted EBITDA	$129,927	$142,716
(1) Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

Supplemental Schedule 3

Portfolio Summary
As of March 31, 2024
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	172	79,125	11,022,419	87.0%	Texas	194	93,318	12,721,002	87.2%
California	87	52,491	6,649,002	84.5%	Florida	103	58,899	6,690,569	85.1%
Florida	76	43,865	4,974,715	85.4%	California	99	59,139	7,428,174	84.5%
Oregon	70	29,266	3,661,064	87.4%	Georgia	72	33,791	4,609,559	82.0%
Georgia	50	22,155	3,022,172	81.7%	Oregon	70	29,266	3,661,064	87.4%
Arizona	34	18,857	2,174,517	83.5%	Oklahoma	39	17,619	2,443,201	86.6%
North Carolina	34	16,760	2,097,037	87.1%	Arizona	36	19,864	2,284,622	82.7%
Oklahoma	33	15,300	2,137,081	86.5%	North Carolina	34	16,760	2,097,037	87.1%
Louisiana	25	11,451	1,389,281	83.0%	Ohio	27	14,878	1,853,164	86.0%
Pennsylvania	22	10,439	1,296,010	85.4%	Louisiana	25	11,451	1,389,281	83.0%
Colorado	22	9,488	1,197,278	86.4%	Alabama	25	11,552	1,734,718	82.2%
Washington	19	6,633	871,169	85.0%	Michigan	25	15,933	2,018,423	86.6%
Puerto Rico	15	12,867	1,393,645	92.0%	Pennsylvania	25	12,073	1,456,480	85.4%
Nevada	15	7,559	962,542	87.0%	Colorado	22	9,488	1,197,278	86.4%
New Hampshire	15	7,127	889,586	87.8%	Kansas	21	7,773	1,069,751	88.7%
Kansas	14	4,924	670,702	87.7%	New Jersey	20	13,491	1,602,151	84.7%
Indiana	12	6,533	827,774	84.4%	Tennessee	20	10,249	1,311,184	86.5%
Alabama	11	6,035	909,580	79.0%	Washington	19	6,633	871,169	85.0%
New Mexico	10	5,505	716,727	86.7%	Nevada	19	9,177	1,215,055	86.4%
Other(1)	73	40,305	5,085,542	82.8%	Indiana	19	9,824	1,286,579	84.6%
Total	809	406,685	51,947,843	85.5%	Puerto Rico	15	12,867	1,393,645	92.0%
					Massachusetts	15	11,057	1,209,486	84.0%
					New Hampshire	15	7,127	889,586	87.8%
					Minnesota	12	5,727	732,395	80.6%
					Illinois	10	6,764	728,208	83.8%
					New Mexico	10	5,505	716,727	86.7%
					Other(2)	59	31,620	4,051,622	83.5%
					Total	1,050	541,845	68,662,130	85.5%

(1)
Other states in NSA's owned portfolio as of March 31, 2024 include Arkansas, Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, Montana, New Jersey, New York, Ohio, South Carolina, Tennessee, Utah, Virginia, Wisconsin and Wyoming.

(2)
Other states in NSA's operated portfolio as of March 31, 2024 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Missouri, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2024 Acquisition Activity

Unconsolidated Real Estate Ventures (at 100%)(3)				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other Liabilities	Total

March 31, 2024(4)	56	24,015	3,227,325	346,194	—	2,237	348,431

2024 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Net Proceeds
Self Storage Properties sold to 3rd Party	39	17,610	2,417,135	$265,063
Self Storage Properties contributed to Joint Venture	56	24,015	3,227,743	343,714
Total Disposed of Properties(5)	95	41,625	5,644,878	$608,777

(3)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4)	NSA through its unconsolidated real estate ventures acquired self storage properties located in Georgia (11), Indiana (7), Kansas (7), Missouri (2), Ohio (12), Tennessee (6) and Texas (11).
(5)
NSA disposed of self storage properties are located in Georgia (11), Illinois (4), Indiana (9), Kansas (9), Louisiana (6), Missouri (9), Mississippi (3), Ohio (12), South Carolina (1), Tennessee (6) and Texas (25).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of March 31, 2024									(with Negative Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2024	2025	2026	2027	2028	2029	2030	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	6.71%	Variable(3)	January 2027	$—	$—	$—	$138,000	$—	$—	$—	$—	$138,000
Term loan - Tranche B(2)	2.95%	Swapped To Fixed(4)	July 2024	145,000	—	—	—	—	—	—	—	145,000
Term loan - Tranche C	2.93%	Swapped To Fixed(4)	January 2025	—	325,000	—	—	—	—	—	—	325,000
Term loan - Tranche D	3.96%	Swapped To Fixed	July 2026	—	—	275,000	—	—	—	—	—	275,000
Term loan - Tranche E	4.79%	Swapped To Fixed(4)	March 2027	—	—	—	130,000	—	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	75,000	—	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	100,000	—	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	—	285,000	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	35,000	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	—	—	65,000	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	—	120,000	—	—	—	120,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	—	—	100,000	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	100,000	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	150,000	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	—	—	35,000	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	75,000	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.61%	Fixed	April 2024 - October 2031	19,881	—	—	84,900	88,000	—	—	29,447	222,228
Total Principal/Weighted Average	4.14%		5.0 years	$164,881	$325,000	$375,000	$352,900	$383,000	$485,000	$260,000	$949,447	$3,295,228
Weighted average effective interest rate of maturing debt				3.10%	2.93%	4.22%	5.38%	5.05%	4.86%	3.41%	3.70%
Unamortized debt issuance costs and debt premium, net												(9,681)
Total Debt												$3,285,547
(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) NSA may, at its election, extend the maturity dates of the revolving line of credit and Tranche B term loan to January 2028 and January 2025, respectively, subject to meeting customary conditions and payment of an extension fee.

(3) For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of .10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings.

(4) NSA has $250 million of interest rate swaps that mature in August 2024, and effectively fix Daily Simple SOFR at 1.59%. The impact of these interest rate swaps are reflected in the effective interest rates shown herein, with the notional amount allocated by tranche as follows: Tranche B ($145 million), Tranche C ($100 million), Tranche E ($5 million).

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of March 31, 2024
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.2x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	2.9x
Total Leverage Ratio	< 60.0%	41.1%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series B cumulative redeemable preferred shares of beneficial interest(5)	4,608,445
6.000% Series A-1 cumulative redeemable preferred units	1,212,340

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	76,850,428	76,850,428
Restricted common shares	22,672	22,672
Total shares outstanding	76,873,100	76,873,100
Operating partnership units	37,658,350	37,658,350
DownREIT operating partnership unit equivalents	2,120,491	2,120,491
Total operating partnership units	39,778,841	39,778,841
Long-term incentive plan units(6)	658,506	658,506
Total shares and Class A equivalents outstanding	117,310,447	117,310,447
Subordinated performance units(7)	7,967,581	11,871,696
DownREIT subordinated performance unit equivalents(7)	4,133,474	6,158,876
Total subordinated partnership units	12,101,055	18,030,572
Total common shares and units outstanding	129,411,502	135,341,019

(5)
We have reflected 4,608,445 Series B Preferred Shares herein, which corresponds to the $115.2 million liquidation preference reflected on the balance sheet at March 31, 2024, although the Company’s balance sheet describes 5,668,128 Series B Preferred Shares issued and outstanding at March 31, 2024. As part of a March 16, 2023 property acquisition of 15 properties from an affiliate of Personal Mini, the Company recorded a $26.1 million promissory note receivable from the Personal Mini affiliate, and the affiliate of Personal Mini used the loan proceeds to acquire $26.1 million of subordinated performance units. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

(6)	Balances exclude 208,400 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(7)
If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.49 OP units based on historical financial information for the trailing twelve months ended March 31, 2024. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Real Estate Venture Balance Sheet Data as of March 31, 2024
				Number of Stores at March 31,			Occupancy at Period End
Real Estate Ventures	Carrying Value of NSA's Investment(1)	Gross Book Value of Real Estate Assets	Outstanding Debt	2024	2023	Total Rentable Square Feet	Q1 2024	Q1 2023
2016 Joint Venture	$103,494	922,657	$357,798	81	81	5,656,803	85.2%	89.6%
2018 Joint Venture	103,965	1,278,783	645,656	104	104	7,830,159	85.5%	88.9%
2024 Joint Venture	32,566	341,810	209,053	56	—	3,227,325	85.7%	—
Total	$240,025	$2,543,250	$1,212,507	241	185	16,714,287	85.5%	89.2%

Combined Operating Information(2)

	Three Months Ended March 31, 2024
	2016 Joint Venture	2018 Joint Venture	2024 Joint Venture	Total
Total revenue	$22,727	$28,420	$4,949	$56,096
Property operating expenses	7,073	8,603	1,927	17,603
Net operating income	15,654	19,817	3,022	38,493
Supervisory, administrative and other expenses	(1,644)	(1,745)	(269)	(3,658)
Depreciation and amortization	(5,798)	(10,049)	(2,359)	(18,206)
Interest expense	(3,270)	(7,144)	(1,686)	(12,100)
Acquisition and other income (expenses)	2	(20)	(41)	(59)
Net income (loss)	$4,944	$859	$(1,333)	$4,470
Add (subtract):
Unconsolidated real estate venture real estate depreciation and amortization	5,798	10,049	2,359	18,206
FFO and Core FFO for unconsolidated real estate ventures	$10,742	$10,908	$1,026	$22,676

(1)	NSA's investment in its unconsolidated real estate ventures are recorded under the equity method of accounting. Under the equity method, NSA’s investments in unconsolidated real estate ventures are stated at cost and adjusted for NSA’s share of net earnings or losses and reduced by distributions.
(2)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2024 compared to Three Months Ended March 31, 2023

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	1Q 2024	1Q 2023	Growth	1Q 2024	1Q 2023	Growth	1Q 2024	1Q 2023	Growth	1Q 2024	1Q 2023	Growth
Portland-Vancouver-Hillsboro, OR-WA	52	$10,841	$11,074	(2.1)%	$2,878	$2,698	6.7%	$7,963	$8,376	(4.9)%	73.5%	75.6%	(2.1)%
Riverside-San Bernardino-Ontario, CA	48	13,401	13,760	(2.6)%	3,078	2,930	5.1%	10,323	10,830	(4.7)%	77.0%	78.7%	(1.7)%
Houston-The Woodlands-Sugar Land, TX	37	8,123	8,329	(2.5)%	2,728	2,964	(8.0)%	5,395	5,365	0.6%	66.4%	64.4%	2.0%
Atlanta-Sandy Springs-Alpharetta, GA	30	6,098	6,220	(2.0)%	1,648	1,520	8.4%	4,450	4,700	(5.3)%	73.0%	75.6%	(2.6)%
Dallas-Fort Worth-Arlington, TX	27	4,940	4,966	(0.5)%	1,848	1,757	5.2%	3,092	3,209	(3.6)%	62.6%	64.6%	(2.0)%
Phoenix-Mesa-Chandler, AZ	25	5,784	6,281	(7.9)%	1,478	1,463	1.0%	4,306	4,818	(10.6)%	74.4%	76.7%	(2.3)%
McAllen-Edinburg-Mission, TX	21	4,692	4,846	(3.2)%	1,217	1,217	—%	3,475	3,629	(4.2)%	74.1%	74.9%	(0.8)%
Oklahoma City, OK	20	3,294	3,222	2.2%	903	898	0.6%	2,391	2,324	2.9%	72.6%	72.1%	0.5%
Brownsville-Harlingen, TX	16	2,891	2,935	(1.5)%	741	724	2.3%	2,150	2,211	(2.8)%	74.4%	75.3%	(0.9)%
San Antonio-New Braunfels, TX	15	2,794	3,050	(8.4)%	1,122	1,131	(0.8)%	1,672	1,919	(12.9)%	59.8%	62.9%	(3.1)%
North Port-Sarasota-Bradenton, FL	15	4,635	4,919	(5.8)%	1,404	1,261	11.3%	3,231	3,658	(11.7)%	69.7%	74.4%	(4.7)%
Los Angeles-Long Beach-Anaheim, CA	14	6,002	6,268	(4.2)%	1,369	1,419	(3.5)%	4,633	4,849	(4.5)%	77.2%	77.4%	(0.2)%
Colorado Springs, CO	14	2,104	2,140	(1.7)%	678	610	11.1%	1,426	1,530	(6.8)%	67.8%	71.5%	(3.7)%
San Juan-Bayamón-Caguas, PR	14	9,153	8,665	5.6%	1,717	1,566	9.6%	7,436	7,099	4.7%	81.2%	81.9%	(0.7)%
Tulsa, OK	13	2,079	2,026	2.6%	627	532	17.9%	1,452	1,494	(2.8)%	69.8%	73.7%	(3.9)%
Shreveport-Bossier City, LA	12	1,583	1,558	1.6%	514	491	4.7%	1,069	1,067	0.2%	67.5%	68.5%	(1.0)%
Austin-Round Rock-Georgetown, TX	12	3,328	3,422	(2.7)%	1,117	1,055	5.9%	2,211	2,367	(6.6)%	66.4%	69.2%	(2.8)%
Las Vegas-Henderson-Paradise, NV	12	2,696	2,855	(5.6)%	690	699	(1.3)%	2,006	2,156	(7.0)%	74.4%	75.5%	(1.1)%
New Orleans-Metairie, LA	12	2,156	2,249	(4.1)%	604	590	2.4%	1,552	1,659	(6.4)%	72.0%	73.8%	(1.8)%
Wichita, KS	12	1,754	1,704	2.9%	581	539	7.8%	1,173	1,165	0.7%	66.9%	68.4%	(1.5)%
Other MSAs	355	75,523	76,039	(0.7)%	22,713	21,466	5.8%	52,810	54,573	(3.2)%	69.9%	71.8%	(1.9)%
Total/Weighted Average	776	$173,871	$176,528	(1.5)%	$49,655	$47,530	4.5%	$124,216	$128,998	(3.7)%	71.4%	73.1%	(1.7)%

2023 Same Store Pool(2)	723	$162,411	$165,472	(1.8)%	$45,850	$43,870	4.5%	$116,561	$121,602	(4.1)%	71.8%	73.5%	(1.7)%

2022 Same Store Pool(3)	565	$124,846	$128,289	(2.7)%	$34,459	$32,925	4.7%	$90,387	$95,364	(5.2)%	72.4%	74.3%	(1.9)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2024 compared to Three Months Ended March 31, 2023
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		1Q 2024	1Q 2023	Growth	1Q 2024	1Q 2023	Growth	1Q 2024	1Q 2023	Growth
Portland-Vancouver-Hillsboro, OR-WA	21,028	2,567,426	87.7%	89.7%	(2.0)%	85.8%	88.8%	(3.0)%	$19.12	$19.04	0.4%
Riverside-San Bernardino-Ontario, CA	26,474	3,612,009	86.3%	92.2%	(5.9)%	86.1%	91.8%	(5.7)%	16.45	16.15	1.9%
Houston-The Woodlands-Sugar Land, TX	18,044	2,764,316	87.3%	92.2%	(4.9)%	87.7%	92.1%	(4.4)%	12.89	12.42	3.8%
Atlanta-Sandy Springs-Alpharetta, GA	14,332	1,991,584	81.3%	88.0%	(6.7)%	81.2%	88.2%	(7.0)%	14.58	13.93	4.7%
Dallas-Fort Worth-Arlington, TX	12,311	1,595,500	84.2%	87.9%	(3.7)%	84.4%	88.0%	(3.6)%	14.20	13.84	2.6%
Phoenix-Mesa-Chandler, AZ	14,735	1,650,307	83.6%	86.9%	(3.3)%	83.9%	87.2%	(3.3)%	16.16	16.90	(4.4)%
McAllen-Edinburg-Mission, TX	9,682	1,454,450	90.3%	92.9%	(2.6)%	89.9%	93.4%	(3.5)%	13.72	13.84	(0.9)%
Oklahoma City, OK	9,188	1,325,177	86.7%	93.3%	(6.6)%	86.5%	92.6%	(6.1)%	11.02	10.18	8.3%
Brownsville-Harlingen, TX	6,406	916,571	90.5%	93.2%	(2.7)%	90.7%	92.5%	(1.8)%	13.31	13.38	(0.5)%
San Antonio-New Braunfels, TX	6,488	839,980	83.8%	89.2%	(5.4)%	82.6%	89.4%	(6.8)%	15.61	15.39	1.4%
North Port-Sarasota-Bradenton, FL	9,424	960,153	84.5%	87.4%	(2.9)%	84.4%	88.7%	(4.3)%	22.04	22.37	(1.5)%
Los Angeles-Long Beach-Anaheim, CA	9,834	1,085,959	86.9%	91.8%	(4.9)%	86.7%	92.0%	(5.3)%	24.85	24.66	0.8%
Colorado Springs, CO	5,640	708,900	84.5%	89.5%	(5.0)%	83.7%	88.2%	(4.5)%	13.68	13.34	2.5%
San Juan-Bayamón-Caguas, PR	12,428	1,347,586	91.8%	93.4%	(1.6)%	92.1%	93.9%	(1.8)%	28.68	26.66	7.6%
Tulsa, OK	6,112	811,904	86.2%	91.3%	(5.1)%	85.5%	91.1%	(5.6)%	11.41	10.54	8.3%
Shreveport-Bossier City, LA	5,102	669,571	84.1%	91.1%	(7.0)%	85.2%	90.5%	(5.3)%	10.53	9.95	5.8%
Austin-Round Rock-Georgetown, TX	6,836	916,119	84.4%	87.6%	(3.2)%	84.8%	88.3%	(3.5)%	16.85	16.83	0.1%
Las Vegas-Henderson-Paradise, NV	6,614	818,425	87.3%	86.8%	0.5%	86.9%	86.9%	—%	14.51	15.43	(6.0)%
New Orleans-Metairie, LA	6,045	679,760	82.4%	86.1%	(3.7)%	82.0%	87.5%	(5.5)%	15.16	14.68	3.3%
Wichita, KS	4,199	587,952	87.7%	92.9%	(5.2)%	87.7%	92.0%	(4.3)%	12.87	11.98	7.4%
Other MSAs	175,498	22,292,515	85.6%	88.3%	(2.7)%	85.2%	88.3%	(3.1)%	15.37	14.96	2.7%
Total/Weighted Average	386,420	49,596,164	85.9%	89.4%	(3.5)%	85.6%	89.4%	(3.8)%	$15.80	$15.43	2.4%

2023 Same Store Pool(2)	357,655	45,969,257	86.1%	89.9%	(3.8)%	85.9%	89.9%	(4.0)%	$15.88	$15.53	2.3%

2022 Same Store Pool(3)	274,293	34,970,086	86.2%	90.5%	(4.2)%	85.9%	90.4%	(4.5)%	$16.04	$15.77	1.7%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 7

Same Store Operating Data (776 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Revenue
Rental revenue	$167,775	$171,996	$174,671	$172,826	$170,683
Other property-related revenue	6,096	6,318	6,540	6,417	5,845
Total revenue	173,871	178,314	181,211	179,243	176,528
Property operating expenses
Store payroll and related costs	12,368	12,169	12,290	12,124	12,680
Property tax expense	14,304	13,405	13,328	14,208	13,870
Utilities expense	4,855	4,666	5,681	4,386	4,920
Repairs & maintenance expense	3,891	3,632	3,984	3,687	3,868
Marketing expense	4,419	4,054	4,470	3,925	3,341
Insurance expense	2,514	2,596	2,481	2,385	1,601
Other property operating expenses	7,304	7,092	7,332	6,861	7,250
Total property operating expenses	49,655	47,614	49,566	47,576	47,530
Net operating income	$124,216	$130,700	$131,645	$131,667	$128,998

Net operating income margin	71.4%	73.3%	72.6%	73.5%	73.1%

Occupancy at period end	85.9%	85.8%	88.3%	89.8%	89.4%

Average occupancy	85.6%	87.0%	89.2%	89.6%	89.4%

Average annualized rental revenue per occupied square foot	$15.80	$15.96	$15.81	$15.57	$15.43

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Rental revenue
Same store portfolio	$167,775	$171,996	$174,671	$172,826	$170,683
Non-same store portfolio	12,607	26,697	27,162	26,485	23,446
Total rental revenue	180,382	198,693	201,833	199,311	194,129
Other property-related revenue
Same store portfolio	6,096	6,318	6,540	6,417	5,845
Non-same store portfolio	596	1,184	1,224	1,196	962
Total other property-related revenue	6,692	7,502	7,764	7,613	6,807
Property operating expenses
Same store portfolio	49,655	47,614	49,566	47,576	47,530
Non-same store portfolio	5,039	9,214	9,015	9,518	8,953
Total property operating expenses	54,694	56,828	58,581	57,094	56,483

Net operating income	132,380	149,367	151,016	149,830	144,453
Management fees and other revenue	9,074	9,217	9,550	8,587	7,057
General and administrative expenses	(15,674)	(14,956)	(15,100)	(14,404)	(14,821)
Depreciation and amortization	(47,331)	(53,988)	(55,842)	(56,705)	(55,458)
Other	(3,492)	(2,577)	(4,138)	(3,220)	(1,173)
Interest expense	(38,117)	(45,441)	(43,065)	(39,693)	(37,948)
Loss on early extinguishment of debt	—	—	—	—	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(1,630)	2,084	1,930	1,861	1,678
Acquisition costs	(507)	(235)	(341)	(239)	(844)
Non-operating income (expense)	98	(590)	(24)	196	(598)
Gain on sale of self storage properties	61,173	63,910	—	—	—
Income tax (expense) benefit	(886)	1,265	(922)	(737)	(1,196)
Net Income	$95,088	$108,056	$43,064	$45,476	$40,392

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2024	2023

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.80	$15.43
Total consolidated portfolio	15.70	14.97

Average Occupancy

Same store	85.6%	89.4%
Total consolidated portfolio	85.2%	88.6%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,771	$3,017
Value enhancing capital expenditures	1,825	1,293
Acquisitions capital expenditures	903	3,677
Total consolidated portfolio capital expenditures	$5,499	$7,987

Property Operating Expenses Detail

Store payroll and related costs	$13,523	$14,851
Property tax expense	15,926	17,067
Utilities expense	5,422	5,862
Repairs & maintenance expense	4,297	4,484
Marketing expense	4,799	3,960
Insurance expense	2,751	1,867
Other property operating expenses	7,976	8,392
Property operating expenses on the Company's statements of operations	$54,694	$56,483

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,073	$5,201
Equity-based compensation expense	1,855	1,649
Other general and administrative expenses	8,746	7,971
General and administrative expenses on the Company's statements of operations	$15,674	$14,821

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures, including the removal of the non-cash effect of applying hypothetical liquidation at book value (HLBV) for purposes of allocating GAAP net income (loss) for the 2024 Joint Venture. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the Company's share of FFO in unconsolidated real estate ventures. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD OF UNCONSOLIDATED REAL ESTATE VENTURE: Subject to achieving certain performance benchmarks by the non-NSA investor, the distribution rights and priorities set forth in the 2024 Joint Venture agreement may differ from what is reflected by the underlying percentage ownership interest of the venture. Accordingly, NSA allocates GAAP income (loss) for its 2024 Joint Venture utilizing the hypothetical liquidation at book value ("HLBV") method, in which NSA allocates income or loss based on the change in each owners' claim on the net assets of the venture at period end assuming the liquidation of the underlying book value of the venture after adjusting for any distributions or contributions made during such period.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $3.5 million of fair value of debt adjustments and $13.1 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.

NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of March 31, 2024, the Company had eight PROs: Optivest Properties, Guardian Storage Centers, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Barclays	Baird	BMO Capital Markets
Brendan Lynch	Wes Golladay	Juan Sanabria
212.526.9428	216.737.7510	312.845.4704

BofA Securities	Citi Investment Research	Deutsche Bank
Jeff Spector	Eric Wolfe	Omotayo Okusanya
646.855.1363	212.816.2640	212.250.9284

Evercore ISI	Green Street	Jefferies LLC
Samir Khanal / Steve Sakwa	Spenser Allaway	Jonathan Petersen
212.888.3796 / 212.446.9462	949.640.8780	212.284.1705

KeyBanc Capital Markets	Morgan Stanley	Truist Securities
Todd Thomas	Ronald Kamdem	Ki Bin Kim
917.368.2286	212.296.8319	212.303.4124

UBS	Wells Fargo	Wolfe Research
Michael Goldsmith	Eric Luebchow	Keegan Carl
212.713.2951	312.630.2386	212.713.2951